Calculation of Filing Fee Tables
S-3
Riot Platforms, Inc.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, no par value per share	457(r)	8,200,000	$ 6.47	$ 53,054,000.00	0.0001531	$ 8,122.57
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 53,054,000.00		$ 8,122.57
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 8,122.57
Offering Note
[1]	Note 1.a: This prospectus supplement relates to the offer and resale or other distribution by the selling stockholder identified herein of up to 8,200,000 shares. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares of the registrant's common stock being registered hereunder include such indeterminate number of shares as may be issuable as a result of stock splits, stock dividends or similar transactions. Note 1.b: Estimated in accordance with Rule 457(c) under the Securities Act solely for purposes of calculating the registration fee on the basis of the average of the high and low prices of the registrant's common stock as reported on the Nasdaq Capital Market on April 21, 2025. Note 1.c: Calculated in accordance with Rule 457(r) under the Securities Act with respect to the 8,200,000 shares of common stock registered pursuant to this prospectus supplement that have not previously been registered. Payment of the registration fee at the time of filing of the Registrant's automatic registration statement on Form S-3ASR filed with the Securities and Exchange Commission on August 9, 2024 (File No. 333-281454) was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act and is paid herewith. This "Calculation of Registration Fee" table shall be deemed to update the "Calculation of Registration Fee" table in such registration statement with respect to the securities offered hereby.